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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in uWink, Inc.'s previously filed Registration Statements on Form S-8 (file No 333-116807 and 333-122907 filed on June 24, 2004 and February 18, 2005, respectively) of our report, dated March 7, 2006, for the years ended December 31, 2005 and 2004, appearing in this Annual Report on Form 10-KSB of uWink, Inc for the years ended December 31, 2005 and 2004.


/s/ Kabani & Company, Inc.

Los Angeles

April 17, 2006